Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center ☐ 90 South Seventh Street Minneapolis ☐ Minnesota 55402-3901 Phone +1 612 766 7000 Fax +1 612 766 1600

May 8, 2025

Corteva, Inc. and EIDP, Inc.

975 Centre Road

Wilmington, Delaware 19805

Re: Registration Statement on Form S-3 of Corteva, Inc. and EIDP, Inc.

Ladies and Gentlemen:

We have acted as counsel for Corteva, Inc., a Delaware corporation (“Corteva”), and EIDP, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Corteva (“EIDP” and, together with Corteva, the “Registrants”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Registrants to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed offer and sale from time to time, pursuant to Rule 415 of the rules and regulations under the Securities Act, of an indeterminate amount of the following securities of the Registrants: (i) unsecured debt securities of Corteva (the “Corteva Debt Securities”); (ii) unsecured debt securities of EIDP (the “EIDP Debt Securities” and, together with the Corteva Debt Securities, the “Debt Securities”); (iii) guarantees of the Corteva Debt Securities (the “Corteva Debt Guarantee”) by EIDP (in such capacity, the “Corteva Debt Guarantor”); (iv) guarantees of the EIDP Debt Securities (the “EIDP Debt Guarantee” and, together with the Corteva Debt Guarantee, the “Guarantees”) by Corteva (in such capacity, the “EIDP Debt Guarantor”); (v) shares of common stock, par value $0.01 per share, of Corteva (the “Corteva Common Stock”); (vi) shares of preferred stock, par value $0.01 per share, of Corteva (the “Corteva Preferred Stock”), interests in which may be evidenced by depositary receipts, representing fractional shares of Corteva Preferred Stock (the “Depositary Shares”); (vii) warrants to purchase Corteva Common Stock, Corteva Preferred Stock or Corteva Debt Securities (the “Warrants”); (viii) purchase contracts relating to the purchase and sale of Corteva Common Stock, Corteva Preferred Stock or Corteva Debt Securities (the “Purchase Contracts”); (ix) purchase units of Corteva consisting of a Purchase Contract and an interest in Debt Securities, Corteva Preferred Stock or debt obligations of a third party, including U.S. Treasury securities (the “Purchase Units”); and (x) rights to purchase Corteva Common Stock, Corteva Preferred Stock or Corteva Debt Securities (the “Subscription Rights” and, together with the Debt Securities, the Guarantees, the Corteva Common Stock, the Corteva Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts, and the Purchase Units, the “Securities”).

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May 8, 2025

The Securities may be offered separately or together with other Securities, in one or more classes or series, and in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus constituting a part of the Registration Statement, and in the Registration Statement.

Any Corteva Common Stock will be issued under the Second Amended and Restated Certificate of Incorporation of Corteva (the “Corteva Certificate of Incorporation”). Any series of Corteva Preferred Stock is to be issued under the Corteva Certificate of Incorporation and a certificate of designations (a “Certificate of Designations”) to be approved by the Board of Directors of Corteva or a committee thereof and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with Section 151 of the General Corporation Law of the State of Delaware. Any Corteva Debt Securities are to be issued under an indenture (the “Corteva Indenture”) between Corteva, as issuer, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Corteva Trustee”), as supplemented by a supplemental indenture thereto, the form of which Corteva Indenture and supplemental indenture are incorporated by reference as Exhibit 4.2 and 4.3, respectively, to the Registration Statement. Any Corteva Debt Guarantee, if applicable, is to be issued under a supplemental indenture (the “Corteva Supplemental Indenture”) among Corteva, as issuer, the Corteva Debt Guarantor and the Corteva Trustee, the form of which will be filed as an exhibit and incorporated by reference to the Registration Statement. Any EIDP Debt Securities (and, if applicable, the EIDP Debt Guarantee) are to be issued under the indenture, dated as of May 15, 2020 (the “EIDP Indenture” and, together with the Corteva Indenture, the “Indentures”), between EIDP, as issuer, and U.S. Bank Trust Company, National Association (as successor trustee), as trustee (in such capacity, the “EIDP Trustee”), as supplemented by a supplemental indenture thereto, which EIDP Indenture is incorporated by reference as Exhibit 4.4 to the Registration Statement, and which supplemental indenture will be filed as an exhibit to and incorporated by reference into the Registration Statement. Any Depositary Shares are to be issued under one or more depositary agreements (including a form of depositary receipt evidencing the Depositary Shares) to be entered into by Corteva, a depositary to be named by Corteva (a “Depositary”), and the holders from time to time of depositary receipts evidencing Depositary Shares (the “Depositary Agreement”), which Depositary Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement,. Any Warrants are to be issued under one or more warrant agreements (including, if applicable, a form of warrant certificate evidencing the Warrants), to be entered into by Corteva and a warrant agent or agents to be named by Corteva (the “Warrant Agreement”), which Warrant Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement. Any Purchase Contracts are to be issued under one or more purchase contract agreements (including, if applicable, a form of Purchase Contract), to be entered into by Corteva and a purchase contract agent or agents to be named by Corteva (the “Purchase Contract Agreement”), which Purchase Contract Agreement will be filed as an exhibit to and incorporated into the Registration Statement. The Purchase Units are to be issued under one or more purchase unit agreements (including, if applicable, a form of Purchase Unit), to be entered into by Corteva and a purchase unit agent or agents to be named by Corteva (the “Purchase Unit Agreement”), which Purchase Unit Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement. The Subscription Rights are to be issued under one or more rights agreements (including, if applicable, a form of subscription rights certificate evidencing the

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Subscription Rights), to be entered into by Corteva and a rights agent or agents to be named by Corteva (the “Subscription Rights Agreement”), which Subscription Rights Agreement will be filed as an exhibit to and incorporated by reference into the Registration Statement. The Certificates of Incorporation (as defined below), the Bylaws (as defined below), each Certificate of Designations, the Indentures, each supplemental indenture to the Indentures, each Depositary Agreement, each Warrant Agreement, each Purchase Contract Agreement, each Purchase Unit Agreement, and each Subscription Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities, the Board of Directors of Corteva, a committee thereof or certain officers of Corteva to whom such authority has been properly delegated by the Board of Directors of Corteva, and, if applicable, the Board of Directors of EIDP, a committee thereof or certain officers of EIDP to whom such authority has been properly delegated by the Board of Directors of EIDP, will be required to, before the Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement in accordance with the terms of the applicable Governing Documents and within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities.

For purposes of this opinion, we have reviewed the Corteva Certificate of Incorporation, the Second Amended and Restated Bylaws of Corteva (the “Corteva Bylaws”), the Amended and Restated Certificate of Incorporation of EIDP (the “EIDP Certificate of Incorporation” and, together with the Corteva Certificate of Incorporation, the “Certificates of Incorporation”), the Amended and Restated Bylaws of EIDP (the “EIDP Bylaws” and, together with the Corteva Bylaws, the “Bylaws”), the Registration Statement, the Indentures, and the Corporate Proceedings that have occurred as of the date hereof. We have also examined originals, or duplicates or certified or conformed copies, of such corporate records and other documents, records, agreements, certificates and instruments, and have reviewed such authorities of law, as we have deemed necessary or appropriate as a basis for our opinions hereinafter set forth.

Based upon and subject to the foregoing and to the other qualifications, assumptions, exceptions and limitations stated herein, we are of the opinion that:

1. With respect to any Corteva Debt Securities and any Corteva Debt Guarantee, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the Corteva Indenture by Corteva and the Corteva Trustee and, if applicable, the Corteva Debt Guarantor, (c) if applicable, the due authorization, execution, authentication and delivery by Corteva, the Corteva Trustee and, if applicable, the Corteva Debt Guarantor of a Corteva Supplemental Indenture related to the Corteva Debt Securities and/or the Corteva Debt Guarantee, (d) the due authorization, execution, authentication and delivery of such Corteva Debt Securities and Corteva Debt Guarantee, as applicable, by Corteva, the Corteva Trustee and, if applicable, the Corteva Debt Guarantor, in accordance with the provisions of the Corteva Indenture, including any Corteva Supplemental Indenture related thereto, and (e) in the case of Corteva Debt Securities issuable upon conversion, exercise or settlement of another Security, the issuance of such Corteva Debt Securities upon conversion, exercise or settlement of such other

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May 8, 2025

Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Corteva Debt Securities will constitute valid and legally binding obligations of Corteva, enforceable against Corteva in accordance with their terms, and such Corteva Debt Guarantee will constitute a valid and legally binding obligation of EIDP, enforceable against EIDP in accordance with its terms.

2. With respect to any EIDP Debt Securities and any EIDP Debt Guarantee, upon (a) the completion of all required Corporate Proceedings, (b) if applicable, the due authorization, execution, authentication and delivery by EIDP, the EIDP Trustee and, if applicable, the EIDP Debt Guarantor of a supplemental indenture to the EIDP Indenture related to the EIDP Debt Securities and/or the EIDP Debt Guarantee, (c) the due execution, authentication and delivery of such EIDP Debt Securities and EIDP Debt Guarantee, as applicable, by EIDP, the EIDP Trustee and, if applicable, the EIDP Debt Guarantor, in accordance with the provisions of the EIDP Indenture, including any supplemental indenture related thereto, and (d) in the case of EIDP Debt Securities issuable upon conversion, exercise or settlement of another Security, the issuance of such EIDP Debt Securities upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such EIDP Debt Securities will constitute valid and legally binding obligations of EIDP, enforceable against EIDP in accordance with their terms, and such EIDP Debt Guarantee will constitute a valid and legally binding obligation of Corteva, enforceable against Corteva in accordance with its terms.

3. With respect to any Corteva Preferred Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designations relating to such series of Corteva Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Corteva Preferred Stock (or in the case of Corteva Preferred Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such Corteva Preferred Stock), and (d) in the case of Corteva Preferred Stock issuable upon conversion, exercise or settlement of another Security, the issuance of such Corteva Preferred Stock upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Corteva Preferred Stock will be validly issued, fully paid and non-assessable.

4. With respect to any Depositary Shares, upon (a) the due authorization, execution and delivery of a Depositary Agreement establishing the terms of such Depositary Shares, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Corteva Preferred Stock represented by such Depository Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Delaware Secretary of State of a Certificate of Designations in respect of such Corteva Preferred Stock, (d) the due execution of certificates representing such Corteva Preferred Stock, the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Depositary

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Agreement, and the recordation of such certificates on the books of Corteva in the name of the Depositary or its nominee, and (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Depositary Agreement, such Depositary Agreement will constitute a valid and binding obligation of Corteva enforceable against Corteva in accordance with its terms and the depositary receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified in such Depositary Agreement.

5. With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Warrant Agreement, (c) if such Warrants will be evidenced by certificates, the registration of issuance and delivery of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement, (d) the due authorization and reservation of the securities issuable upon conversion, exchange, or exercise of such Warrants (within the limits of the then remaining authorized but unreserved and unissued amounts of such securities), and (e) in the case of Warrants issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Warrant Agreement will constitute a valid and binding obligation of Corteva and the warrant certificates evidencing such Warrants will be valid and binding obligations of Corteva and will entitle the holders thereof to the rights specified in such Warrant Agreement.

6. With respect to any Purchase Contracts, upon (a) the completion of all required Corporate Proceedings (b) the due authorization, execution and delivery of the related Purchase Contract Agreement, (c) the due execution, attestation, issuance and delivery of such Purchase Contracts in the manner provided for in the applicable Purchase Contract Agreement, and (d) the completion of all actions in respect of the Securities constituting a component of such Purchase Contracts referred to in the applicable numbered paragraphs hereof, such Purchase Contracts will constitute valid and binding obligations of Corteva enforceable against Corteva in accordance with their terms.

7. With respect to any Purchase Units, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Purchase Unit Agreement, (c) if the Purchase Units are to be evidenced by certificates, the due execution, registration of issuance and delivery of purchase unit certificates evidencing such Purchase Units pursuant to such Purchase Unit Agreement, and (d) the completion of all actions in respect of the Securities constituting a component of such Purchase Units referred to in the applicable numbered paragraphs hereof, such Purchase Unit Agreement will constitute a valid and binding obligation of Corteva enforceable against Corteva in accordance with its terms and any purchase unit certificates evidencing such Purchase Units will entitle the holders thereof to the rights specified in such Purchase Unit Agreement.

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May 8, 2025

8. With respect to any Corteva Common Stock, upon (a) the completion of all required Corporate Proceedings, (b) the due execution, registration of issuance and delivery of certificates representing such Corteva Common Stock (or in the case of Corteva Common Stock issued without certificates, the due registration of issuance and constructive delivery through book entry of such Corteva Common Stock), and (c) in the case of Corteva Common Stock issuable upon conversion, exercise or settlement of another Security, the issuance of such Corteva Common Stock upon conversion, exercise or settlement of such other Security in accordance with the terms of such other Security or any instrument governing such other Security providing for such conversion, exercise or settlement as approved by the Corporate Proceedings, such Corteva Common Stock will be validly issued, fully paid and non-assessable.

9. With respect to any Subscription Rights, upon (a) the completion of all required Corporate Proceedings, (b) the due authorization, execution and delivery of the related Subscription Rights Agreement, (c) if such Subscription Rights will be evidenced by certificates, the due execution, registration of issuance and delivery of such subscription rights certificates pursuant to such Subscription Rights Agreement, and (d) the due authorization and reservation of the securities issuable upon exercise of such Subscription Rights (within the limits of the then remaining authorized but unreserved and unissued amounts of such securities), such Subscription Rights Agreement will constitute a valid and binding obligation of Corteva and any subscription rights certificates evidencing such Subscription Rights will be the valid and binding obligations of Corteva and will entitle the holders thereof to the rights specified in such Subscription Rights Agreement.

The foregoing opinions as to the legality, validity, binding effect and enforceability of provisions of such instruments and agreements are subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, voidable transactions, fraudulent conveyance, receivership or other laws of general application affecting creditors’ rights, (ii) general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside of the United States.

With respect to the foregoing opinions regarding Guarantees, we hereby advise you that (i) in the absence of an effective waiver or consent, a guarantor or other accommodation party may be discharged from its guaranty, accommodation security or other support to the extent the supported obligations are modified or other action or inaction by a creditor increases the scope of the accommodation party’s risk or otherwise detrimentally affects its interests (such as by impairing the value of collateral securing the supported obligations, negligently administering the supported obligations, or releasing the borrower or another guarantor or co‑accommodation party of the supported obligations); and (ii) a guarantor or other accommodation party may have the right to revoke its guaranty, accommodation security or other support with respect to supported obligations incurred after the revocation, notwithstanding the absence of an express right of revocation in the documents providing for support.

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The foregoing opinions assume that (a) the Registrants will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by Corteva or EIDP, as applicable, and such consideration shall be legally sufficient; (c) each party to any Governing Document other than Corteva or EIDP, as applicable, shall have complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such agreements or instruments against Corteva or EIDP, as applicable, and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) at the time of the issuance, execution, authentication and delivery of the Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law or in the Certificates of Incorporation or in the Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Securities or any related Governing Documents, neither the issuance and sale of such Securities nor the compliance by Corteva or EIDP, as applicable, with the terms of such Securities or the related Governing Documents will result in a violation of any agreement or instrument then binding upon Corteva or EIDP, as applicable, or any order of any court or governmental body having jurisdiction over Corteva or EIDP, as applicable, and any other Securities issuable upon conversion, exercise or settlement of such Securities will have been duly authorized and reserved for issuance (in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such other Securities); (f) the Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the Corporate Proceedings related thereto; (g) the terms of the Securities will be established in conformity with the related Governing Documents and the Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities under such Governing Documents; (h) none of the particular terms of the Securities or Governing Documents hereafter established will violate, or be void or voidable under, any applicable law; (i) no mutual mistake of fact or misunderstanding, fraud, duress or undue influence will occur and the conduct of the parties to or having rights under any instrument or agreement relevant hereto will comply with any requirements of good faith, fair dealing and conscionability, (j) the Corteva Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (k) all certificates evidencing any Securities will be in the form required by law and approved for issuance by Corteva or EIDP, as applicable; (l) Corteva will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware; (m) the Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof; (l) in the case of any Securities represented by, or issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, all actions in respect of such other Securities referred to in the applicable numbered paragraph above shall have been completed; and (n) a prospectus supplement and any other offering material describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission.

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We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Registrants as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have also assumed, without investigation, the following: (a) the accuracy and truthfulness of all public records of the Registrants and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Registrants acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document, including electronic signatures, are genuine, (d) the legal capacity of the natural persons who are involved on behalf of Corteva or EIDP, as applicable, to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, and (f) that New York Law will be chosen to govern each Depositary Agreement, Warrant Agreement, Purchase Contract Agreement, Purchase Unit Agreement and Subscription Rights Agreement and the Securities issued thereunder.

We express no opinion as to the enforceability or effect in any Governing Document of (i) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any provision restricting access to courts (including without limitation agreements to arbitrate disputes), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts, (ii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or substantive rights, (iii) any usury or fraudulent transfer or conveyance or voidable transactions “savings” provision, (iv) any provision that authorizes one party to act as attorney-in-fact for another party; (v) any provision for the payment of premiums upon mandatory prepayment to the extent any such payment constitutes, or is deemed to constitute, a penalty or forfeiture, or (vi) any usury or fraudulent transfer or conveyance or voidable transactions “savings” provision.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement

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may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

We express no opinion as to whether a court would award a judgment in a currency other than United States dollars or as to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of any other laws.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above. We render no opinion, whether by implication or otherwise, as to any other matters relating to the Registrants, the Securities or the Governing Documents, and we do not undertake to advise you with respect to any change in laws or in the interpretation thereof, or of any change in facts, which may occur after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP